PROMISSORY NOTE
                      REVOLVING LINE OF CREDIT

$50,000.00                                    DATE:  January 15, 2002

FOR VALUE RECEIVED the undersigned LENDEE, promises to PAY TO THE ORDER
OF: GALAXY PARTNERS LIMITED CORP., ANY AMOUNTS TAKEN ON A REVOLVING LINE OF CREDIT UP TO THE PRINCIPAL SUM of Fifty Thousand and 00/100 Dollars ($50,000.00), together with interest thereon at the rate of eight (8%) percent per annum, all payable in lawful money of the United States of America, payable quarterly.

Lendee may borrow in any size increments and may reduce the loan amount in any size increments.

All payments shall apply first to accrued interest, and the remainder,
if any to reduction of principal.   If any installment of principal or
interest is not paid when due, or upon any default in the performance of any of the covenants or agreements of this note, or of any instrument now or hereafter evidencing or securing this note or the obligation represented hereby, the revolving line of credit shall be terminate in the sole discretion of Lendor and the whole indebtedness (including principal and interest) remaining unpaid, shall, at the option of the holder become immediately due, payable and collectible.

Lendee waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold each of them liable as
makers and endorsers.   Lendee further agrees to pay all costs of
collection including reasonable attorney fees in case it becomes necessary to protect the security hereof whether suit be brought or not.

LENDOR:                              LENDEE:
Galaxy Partners Limited Corp.        Asian American Business
           						Development Company


By: /s/James E. Hogue                By: /s/ James E. Hogue
   ------------------                    ------------------
   James E. Hogue, President                 James E. Hogue, President